Exhibit 10.57

INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT FEDEX TREATS AS PRIVATE OR CONFIDENTIAL.

Supplemental Agreement No. 4

to

Purchase Agreement No. 3712

between

The Boeing Company

And

Federal Express Corporation

Relating to Boeing Model 767-3S2F Aircraft

THIS SUPPLEMENTAL AGREEMENT, entered into as of the December 10, 2013 by and between THE BOEING COMPANY (Boeing) and FEDERAL EXPRESS CORPORATION (Customer);

W I T N E S S E T H:

A. WHEREAS, the parties entered into that certain Purchase Agreement No. 3712, dated December 14, 2011 (Purchase Agreement), relating to the purchase and sale of certain Boeing Model 767-3S2F Aircraft (the Aircraft); and

B. WHEREAS, Customer desires to add two (2) new firm Aircraft to the Purchase Agreement, hereinafter referred to as

Block C Aircraft, with delivery dates as follows:

Delivery Month & Year of new firm Aircraft	Block
[*]	Block C Aircraft
[*]	Block C Aircraft

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to supplement the Purchase Agreement as follows:

All terms used herein and in the Purchase Agreement, and not defined herein, shall have the same meaning as in the Purchase Agreement.

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S4–1

Supplemental Agreement 4 to

Purchase Agreement No. 3712

1.	Remove and replace, in its entirety, the Table of Contents with the revised Table of Contents attached hereto to reflect the changes made by this Supplemental Agreement No. 4.

2.

Boeing and Customer acknowledge and agree that, upon execution of this Supplemental Agreement, the two (2) Aircraft described in Recital Paragraph B (i) are hereby added to the Purchase Agreement, (ii) are added to Table 1-A1, (iii) are considered by the parties as “Block C Aircraft”, (iv) have the business terms described in letter agreement FED-PA-03712-LA-1208949 and (v) are to be escalated based on the terms pursuant to letter agreement FED-PA-03712-LA-1208292, as amended. The Block C Aircraft will be deemed “Aircraft” for all purposes under the Purchase Agreement except as described herein.

3.	Remove and replace, in its entirety, Table 1-A1 with a revised Table 1-A1 attached hereto to add the two (2) Aircraft described in Recital Paragraph B.

4.

For the sake of clarity, the parties agree that the two (2) Aircraft added herein shall be subject to certain delivery matters as described the Letter Agreement FED-PA-03712-LA-1106154R1, paragraphs 3 through 5.

5.

The parties acknowledge that a change in the [*] with respect to change number 3443D156A98, in which the [*]. Accordingly, Exhibit A is revised to reflect this change and is incorporated in this Supplemental Agreement No. 4 to the Purchase Agreement.

6.	The parties agree to add letter agreement FED-PA-03712-LA-1306854 to the Purchase Agreement in this Supplemental Agreement No. 4.

7.

As a result of the changes incorporated in this Supplemental Agreement No. 4, Customer will [*] to each of the two (2) Aircraft referenced in Recital Paragraph B and added to the Purchase Agreement herein, [*]. For clarity, the terms “pre-delivery payment(s)”, “PDP(s)” and “advance payments” are used on an interchangeable basis. The [*] after Customer notifies Boeing that its board of directors has approved the content hereof.

8.	This Supplemental Agreement No. 4 to the Purchase Agreement shall not be effective unless executed and delivered by the parties on or prior to December 6, 2013.

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S4-2

Supplemental Agreement 4 to

Purchase Agreement No. 3712

9.

Notwithstanding the foregoing Article 8, this Supplemental Agreement No. 4 shall not be effective unless and until, and the matters expressed herein are expressly conditioned upon, Customer receiving approval from the board of directors of Customer’s parent company, FedEx Corporation. Should such approval not be granted and confirmed in writing by Customer to Boeing by December 11, 2013, this Supplemental Agreement shall automatically terminate and be null and void in all respects, and neither party shall owe any obligation to the other party with respect to the matters expressed herein; provided, however, no such termination shall otherwise impact the parties’ rights and obligations existing under the Purchase Agreement, as amended or otherwise modified, prior to this Supplemental Agreement. For the sake of clarity, neither party shall be deemed to be in default hereunder for failing to have performed any obligation created under this Supplement Agreement, including without limitation any payment obligation, prior to the receipt by Boeing of the aforementioned written confirmation.

EXECUTED as of the day and year first above written.

THE BOEING COMPANY

By:	/s/ Stuart C. Ross

Its:	Attorney-In-Fact

FEDERAL EXPRESS CORPORATION

By:	/s/ Phillip C. Blum

Its:	Vice President Aircraft Acquisition

S4-3

TABLE OF CONTENTS

ARTICLES		SA Number
1	Quantity, Model and Description
2	Delivery Schedule
3	Price
4	Payment
5	Additional Terms

TABLES
1-A	Firm Aircraft Information Table	1
1-A1	Block C Aircraft Information Table	4
1-B	Exercised Option Aircraft Information Table	2
1-B1	Exercised Block D Option Aircraft Table	2
1-C	Exercised Purchase Right Aircraft Information Table	2

EXHIBIT
A	Aircraft Configuration	4
B	Aircraft Delivery Requirements and Responsibilities

SUPPLEMENTAL EXHIBITS
AE1	Escalation Adjustment/Airframe and Optional Features
BFE1	BFE Variables	2
CS1	Customer Support Variables
EE1	Engine Escalation, Engine Warranty and Patent Indemnity
SLP1	Service Life Policy Components

FED-PA-03712
December 6, 2013		SA - 4

BOEING PROPRIETARY

LETTER AGREEMENTS		SA NUMBER
LA-1106151R1	LA-[*] Special Matters – Option Aircraft	1

LA-1106152	LA-[*] Special Matters – Firm Aircraft

LA-1106153	LA-Liquidated Damages Non-Excusable Delay

LA-1106154R1	LA-Firm Aircraft Delivery Matters	1

LA-1106155	LA-Open Configuration Matters

LA-1106156R1	LA-Option Aircraft	1

LA-1106157	AGTA Amended Articles

LA-1106158R1	LA- Purchase Right Aircraft	1

LA-1106159R1	LA- Special Matters Concerning [*]	1

LA-1106160	LA-Spare Parts Initial Provisioning

LA-1106163	LA-Demonstration Flight Waiver

LA-1106177	LA-[*]

LA-1106207R1	LA-Special Matters Firm Aircraft	1

LA-1106208R1	LA-Special Matters Option Aircraft	1

LA-1106574	LA- Deviation from [*]

LA-1106584R2	LA- Performance Guarantees	3

LA-1106586	LA-Miscellaneous Matters

LA-1106614	LA-Special Matters Purchase Right Aircraft

LA-1106824	LA-Customer Support Matters

LA-1208292	LA-Escalation Special Matters – Block B and C Aircraft	1

LA-1208296	LA-Special Matters Exercised Block D Option Aircraft	1

LA-1208949	LA-Special Matters Block C Aircraft in Table 1-A1	1

6-1162-SCR-146	LA Special Provisions concerning Block B Aircraft	1

LA-1306854	Performance Guarantees, Demonstrated Compliance	4

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FED-PA-03712
December 6, 2013		SA - 4

BOEING PROPRIETARY

SUPPLEMENTAL AGREEMENTS	DATED AS OF:
Supplemental Agreement No. 1	June 29, 2012
Supplemental Agreement No. 2	October 8, 2012
Supplemental Agreement No. 3	December 11, 2012
Supplemental Agreement No. 4	December 10, 2013

FED-PA-03712
December 6, 2013		SA - 4

BOEING PROPRIETARY

BOEING PROPRIETARY

Exhibit A To

Boeing Purchase Agreement

Configuration Item Number	Title	[*]	[*]
[*]	[*]	[*]	[*]
OPTIONS: [*]	TOTAL—SPECIAL FEATURES—EXHIBIT A:	[*]	[*]

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BOEING PROPRIETARY

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

FED-PA-03712-LA-1306854

Federal Express Corporation

3610 Hacks Cross Road

Memphis, TN 38125

Subject:	Performance Guarantees, Demonstrated Compliance

Reference:	Purchase Agreement No. 3712 (Purchase Agreement) between The Boeing Company (Boeing) and Federal Express Corporation (Customer) relating to Model 767-300 Freighter firm aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

The Attachment to Letter Agreement No FED-PA-03712-LA-1306584 contains performance guarantees (Performance Guarantees).

1. Demonstration of Compliance.

1.1 Standard Method.

Article 5.4 of the Aircraft General Terms Agreement Number AGTA-FED between Boeing and Customer dated November 7, 2006 (AGTA) provides that Boeing shall furnish to Customer as soon as practicable flight test data, obtained on an aircraft of the same type as the Aircraft, certified as correct by Boeing, to evidence compliance with the Performance Guarantees (Aircraft Report); and that any Performance Guarantee shall be deemed to be met if reasonable engineering interpretations and calculations based on such flight test data establish that the Aircraft would, if actually flown, comply with such guarantee. This method of demonstrating compliance with the Performance Guarantees is defined as the “Standard Method”. Except as provided in paragraph 1.2, the Standard Method will be used for establishing compliance with all Performance Guarantees.

1.2 Demonstration Method – Delivery Flight Verification.

1.2.1 Notwithstanding the provisions of Article 5.4 of the AGTA, if Customer elects to purchase the option for the Demonstration Method pursuant to paragraph 2 herein for any Aircraft, then Customer shall have the right to request that the Demonstration Method (as defined in paragraph 1.2.4 herein) be used in lieu of the Standard Method. Each Aircraft for which Customer elects to purchase the Demonstration Method shall be a “Demonstration Aircraft”.

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Performance Guarantees, Demonstrated Compliance		Page 1

BOEING PROPRIETARY

1.2.2 Customer will provide Boeing written notice to purchase the Demonstration Method no later than three (3) months prior to the first day of the month of scheduled delivery of any Demonstration Aircraft. Notwithstanding the foregoing, with respect to MSN 43544, scheduled for delivery in November 2013, Customer agrees to provide written notice to Boeing no later than October 24, 2013.

1.2.3 Customer will coordinate with Boeing to establish a flight plan for the delivery flight with sufficient flight time in stable air to gather the Calibrated Performance data described in Attachment A to this Letter Agreement.

1.2.4 For each Demonstration Aircraft, Boeing shall provide the [*] the respective delivery flight of a Demonstration Aircraft for the purpose of acquiring cruise fuel mileage performance data to be used in demonstrating compliance with the guarantees defined in paragraph 4 below (Particular Guarantees). The methodology described in this paragraph 1.2.4 shall be referred to as the “Demonstration Method”.

1.2.5 Establishing compliance with the Particular Guarantees shall be referred to as “Demonstration Calibrated Performance” and will be derived as follows:

1.2.5.1 During the delivery flight of each Demonstration Aircraft, cruise fuel mileage data will be obtained utilizing the calibrated production instruments of such Demonstration Aircraft. Such data shall be obtained during periods of stable cruise, in accordance with and subject to the applicable provisions of Part A of Attachment A to this Letter Agreement. The data will be analyzed in accordance with the applicable provisions of Part B of Attachment A hereto for establishing the Demonstration Calibrated Performance of the applicable Demonstration Aircraft.

1.2.6 As soon as practicable, but not later than [*] following completion of the Demonstration Method flight of each Demonstration Aircraft, Boeing shall present to Customer the final results of the Demonstration Calibrated Performance data together with supporting flight test data and analysis. To the extent the Demonstration Calibrated Performance as set forth in the Aircraft Report for such Demonstration Aircraft is equal to or better than the minimum value of the Particular Guarantees, compliance with such Guarantees shall be established for such Demonstration Aircraft.

2. Price for Demonstration Method.

2.1 The price for the Demonstration Method shall be [*]. Subject to the provisions of paragraphs 2.2 through 2.3, below, such amount [*]. For the avoidance of doubt, the price described in this article [*].

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Performance Guarantees, Demonstrated Compliance		Page 2

BOEING PROPRIETARY

2.2 If Boeing fails to demonstrate compliance with the guaranteed minimum value of any of the Particular Guarantees on any Demonstration Aircraft, Boeing shall test subsequently delivered Aircraft using the Demonstration Method, as soon as possible, considering the time available between the realization of failure and the first subsequent airplane delivery, [*]. In addition, Boeing [*] of any of the Particular Guarantees; and

2.3 If, by means of such test, Boeing successfully demonstrates that any Aircraft is in compliance with the guaranteed minimum value of the Particular Guarantees by the Demonstration Method, then tests of each subsequently delivered Aircraft, if any, shall be at Customer’s option and at Customer’s expense. If Boeing fails to demonstrate compliance with the guaranteed minimum value of any of the Particular Guarantees by the Demonstration Method on subsequently delivered Aircraft, [*]. In addition, Boeing shall test subsequently delivered Aircraft [*].

3. Use of Demonstration Aircraft.

Customer agrees that Boeing may use the Aircraft to conduct the flight tests described in paragraph 1.2 hereof and that Customer will accept delivery of such Demonstration Aircraft [*].

4. Particular Guarantees.

4.1 The guarantees for which the Demonstration Method of compliance will be applicable are the Cruise Range Guarantee set forth in paragraph 2.3, the Mission Payload Guarantees set forth in paragraphs 2.4.1, 2.4.2, 2.4.3, and 2.4.4, and the Mission Block Fuel Guarantee set forth in paragraph 2.4.5 of the Performance Guarantees adjusted as set forth in paragraph 4.2 below.

4.2 When using the Demonstration Method for a Demonstration Aircraft, the guarantee values of the applicable Performance Guarantees shall be [*] to account for the use of calibrated cockpit instruments, in lieu of more extensive flight tests using flight test instrumentation systems and methods as described in the then current revision of Boeing Document D041A404, “The Determination of Cruise Fuel Mileage by Flight Testing Boeing Commercial Production Airplanes”. Such adjustments which reflect the effect of [*] on the guarantee parameter are applied to the guarantee values in the following manner:

a) Cruise Range – [*]

b) Mission Payload Guarantee 2.4.1 – [*]

c) Mission Payload Guarantee 2.4.2 – [*]

d) Mission Payload Guarantee 2.4.3 – [*]

e) Mission Payload Guarantee 2.4.4 – [*]

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FED-PA-03712-LA-1306854		October 23, 2013
Performance Guarantees, Demonstrated Compliance		Page 3

BOEING PROPRIETARY

f) Mission Block Fuel Guarantee 2.4.5 – [*]

4.3 Such Cruise Range, Mission Payload, and Mission Block Fuel Guarantees so adjusted are hereinafter referred to as the “Particular Guarantees”.

5. Rights and Obligations in the Event of a Compliance Deviation.

5.1 Aircraft Delivery. The parties agree that a “Compliance Deviation” shall refer to instances in which a demonstrated value (regardless of the method by which the compliance is demonstrated) exceeds the guaranteed minimum value of a particular Performance Guarantee. In the event of a Compliance Deviation for any Aircraft at the time Boeing tenders for delivery, Boeing will provide the applicable remedies set forth in paragraph 5.2 and paragraph 6. Customer cannot refuse to accept delivery of such Aircraft because of such Compliance Deviation.

5.2 Post Delivery Improvement to Reduce or Eliminate the Compliance Deviation. In the event of a Compliance Deviation for any Aircraft, the following terms and conditions will apply:

5.2.1 To the extent Boeing reasonably determines it is economically and technically practicable, Boeing will use reasonable efforts to design, or cause to be designed by engine manufacturer, airplane drag improvement parts and/or engine fuel flow improvement parts (Improvement Parts) which, when installed in such Aircraft, would reduce or eliminate the Compliance Deviation.

5.2.2 If Boeing provides, or causes to be provided Improvement Parts for such Aircraft, then Customer and Boeing will mutually agree upon the details of an Improvement Parts program. The Improvement Parts [*]; except Improvement Parts provided by the engine manufacturer [*]. Boeing and/or engine manufacturer, as applicable, will provide reasonable support for such a Improvement Parts program [*].

5.2.3 If Customer elects to install Improvement Parts in such Aircraft, such installation will be within [*] after the delivery of such Improvement Parts to Customer as long as such installation can be accomplished during normal Aircraft line maintenance. Improvement Parts which cannot be installed during Aircraft line maintenance will be installed within a mutually agreed period of time. All Improvement Parts will be installed in accordance with Boeing and engine manufacturer instructions.

5.2.4 Boeing will provide and will cause engine manufacturer to provide [*]. Improvement Parts related to engines will apply also to spare engines [*]. Boeing will provide or will cause the engine manufacturer to provide Customer reasonable advance written notice of the estimated on-dock date at Customer’s maintenance base for any such Improvement Parts. Customer’s [*] must reference this Letter Agreement and be submitted to Boeing Warranty and Product Assurance Contracts using established warranty procedures set forth in Exhibit C of the AGTA and other terms identified in the Improvement Parts program contemplated in paragraph 5.2.2 herein.

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Performance Guarantees, Demonstrated Compliance		Page 4

BOEING PROPRIETARY

6. Payments.

In the event that Boeing has not provided, or caused to be provided by the engine manufacturer, Improvement Parts which eliminate the Compliance Deviation, then Boeing will provide only the remedies described in this paragraph 6.

6.1 [*]. [*]

6.1.1 [*]

6.1.2 Customer will provide to Boeing, within [*].

6.1.3 Boeing will review the [*]. At its option, Boeing may request additional information from Customer to further substantiate the [*]. Such additional information will not be unreasonably requested by Boeing, nor unreasonably withheld by Customer.

6.2 [*]. [*] In no event [*] set forth in Attachment B hereto [*].

6.3 [*]. The amount of performance improvement attributable to any Improvement Parts will be determined by Boeing analysis based on data certified to be correct by Boeing. The amount of such improvement will be deemed to be the amount of improvement as calculated using reasonable engineering interpretations based on the data furnished pursuant to Article 5.4 of the AGTA and the data furnished pursuant to this paragraph 6.3. If Customer elects not to install Improvement Parts in any applicable Aircraft as set forth in paragraph 5.2 above, [*].

7. Duplication of Benefits.

Boeing and Customer agree it is not the intent of the parties to provide benefits hereunder in addition to the benefits to be provided under the Purchase Agreement, and any direct commitment to Customer by the engine manufacturer.

8. Exclusive Remedy.

Customer agrees that the remedies contained in paragraphs 5.2 and 6 are Customer’s exclusive remedies for purposes of resolving all issues with respect to the Performance Guarantees of Customer’s Aircraft and are in lieu of all other rights, remedies claims and causes of action Customer may have in connection therewith. Customer releases Boeing and its successors, affiliates and subsidiaries from all rights, remedies, claims and causes of action relating to or arising from such Performance Guarantees.

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Performance Guarantees, Demonstrated Compliance		Page 5

BOEING PROPRIETARY

9. Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer in consideration of Customer’s becoming the operator of the Aircraft and cannot be assigned in whole or, in part.

10. Confidential Treatment.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer agrees to limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

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BOEING PROPRIETARY

If the foregoing correctly sets forth your understanding of our agreement with respect to the matters treated above, please indicate your acceptance and approval below.

Very truly yours,

THE BOEING COMPANY

By	/s/ Stuart C. Ross

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this
Date: 10/25/13

FEDERAL EXPRESS CORPORATION

By	/s/ Bill West, Jr.

Its	V.P. Supplemental Air Operations

FED-PA-03712-LA-1306854		October 23, 2013
Performance Guarantees, Demonstrated Compliance		Page 7

BOEING PROPRIETARY

Attachment A to Letter Agreement No. FED-PA-03712-LA-1306854

PART A

DATA SOURCES AND METHOD OF DATA ACQUISITION

Demonstration Method

1. Data Sources (Calibrated Performance)

Since special flight test instrumentation will not be used, data will be taken from flight deck instrument displays or available aircraft data systems and the appropriate calibration corrections will be applied to such data. The applicable instruments shall be calibrated in Boeing laboratories or equivalent prior to the test. The following tabulation summarizes the minimum data which will be taken.

Mach
Altitude
Air Temperature
Primary Power Setting Parameter	[*]
Ground Speed	[*]
Fuel Flow	[*]
Initial Gross Weight	[*]
Current Gross Weight

2. Data Correction

The corrections applied to the data will be in accordance with normal engineering practices as detailed in the then current revision of Boeing Document D041A404, “The Determination of Cruise Fuel Mileage by Flight Testing Boeing Commercial Production Airplanes.” These procedures correct the data for instrument calibrations, temperature deviation from a standard day, variation from unaccelerated level flight, difference between test and nominal gross weight divided by ambient static pressure ratio (W/d), altitude effect, Reynolds Number effect, wing aeroelastics, center of gravity, variation in electrical load, ECS operation, the differences between the measured fuel heating value and the Boeing standard value of 18,580 BTU/LB, and other corrections as appropriate.

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BOEING PROPRIETARY

Attachment A to Letter Agreement No. FED-PA-03712-LA-1306854

PART B

METHOD FOR DETERMINING CALIBRATED PERFORMANCE

Demonstration Method

1. For each Demonstration Aircraft, a series of points will be taken during the delivery flight to determine Cruise Specific Air Range with the target of getting [*] Mach numbers at or near the cruise Mach number specified in the Performance Guarantees and for [*] W/d values to be representative of conditions of the Performance Guarantees with a minimum impact on the scheduled flight plan. All test data will be adjusted to represent conditions of level, unaccelerated flight on a standard day and nominal conditions consistent with those used in the analysis of extensive flight test data obtained on an aircraft of the same type as the Aircraft as documented in the Cruise Performance Substantiation Document for the applicable Model 767-300 Freighter.

2. For the purpose of determining the Demonstration Calibrated Performance to be used in demonstrating compliance with the Particular Guarantees, the numerical average of deviations of the data for the Demonstration Aircraft will be calculated as compared to the database used for the “Standard Method”. The average deviation so determined will be used to determine an adjustment factor to be applied to the fuel mileage level documented in the Cruise Performance Substantiation Document for the applicable Model 767- 300 Freighter. This factored fuel mileage level will be used to establish the Demonstration Calibrated Performance to be used in the calculation of compliance of the Demonstration Aircraft with the Particular Guarantees.

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FED-PA-03712-LA-1306854		October 23, 2013
Performance Guarantees, Demonstrated Compliance		Page 9

BOEING PROPRIETARY

Attachment B to Letter Agreement No. FED-PA-03712-LA-1306854

[*]

[*]

(a) [*] pursuant to paragraph 6.2 of the Letter Agreement to which this Attachment B is incorporated [*]

[*]

NOTE:	Any rounding of a number, as required under this Attachment with respect to [*], shall be accomplished as follows: If the first digit of the portion to be dropped from the number to be rounded is five or greater, the preceding digit shall be raised to the next higher number.

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Omitted Attachments

Certain attachments to this exhibit regarding delivery and pricing of certain B767F aircraft manufactured by The Boeing Company for FedEx have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. FedEx will furnish supplementally copies of these attachments to the Securities and Exchange Commission or its staff upon request.

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Performance Guarantees, Demonstrated Compliance		Page 10

BOEING PROPRIETARY